UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2009

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2009, Mr. Yuzo Yamamura retired as a Director on the Board of Directors of AVX Corporation (the “Company”). Mr. Yamamura was a Class III Director whose term was set to expire at the Company’s fiscal 2011 Annual Meeting in July 2011.  Mr. Yamamura had been a member of the Board of Directors since 1995. He was also Vice Chairman of the Board and Representative Director of Kyocera Corporation (“Kyocera”) since 2006. He was Director of Kyocera since 2003 and Advisor and Director of Kyocera Elco Corporation, a subsidiary of Kyocera, since April 2009. He was President and Representative Director of Kyocera Elco Corporation from 1992 to April 2009.

On October 21, 2009, the Board of Directors of the Company appointed Mr. Tatsumi Maeda to the Board to serve in place of Mr. Yuzo Yamamura until the next Annual Meeting in July 2010. Mr. Tatsumi Maeda has held the position of Representative Director & Executive Vice President General Manager Corporate Solar Energy Group and Corporate Electronic Components Group of Kyocera since April 2009.  Mr. Tatsumi Maeda has also held various other Kyocera management positions since he joined Kyocera in March 1975.

Kyocera is the majority stockholder of AVX.  See Note 14 to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended March 31, 2009 and “Relationship with Kyocera and Related Transactions” in the Company’s proxy statement for its 2009 Annual Meeting of Shareholders for information required under Item 404(a) of Regulation S-K concerning the Company’s relationship with Kyocera.  Such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 2009

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary